EXHIBIT 1.1

UNDERWRITING AGREEMENT

6,239,867 SHARES OF COMMON SHARES AND

6,239,867 WARRANTS OF

AVINO SILVER & GOLD MINES LTD.

September 21, 2018

H.C. WAINWRIGHT & CO., LLC

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

c/o H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned, Avino Silver & Gold Mines Ltd., a company amalgamated under the laws of the Province of British Columbia, Canada (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which H.C. Wainwright & Co., LLC is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Securities as soon as the Representative deems it advisable to do so. The Public Securities are to be initially offered to the public outside of Canada at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities and, if any, the Option Securities in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

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“Applicable Prospectus” shall have the meaning ascribed to such term in Section 3.1(n).

“Applicable Law” means any and all laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by- laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used.

“BC 72-503” means British Columbia Instrument 72-503 Distribution of Securities Outside of British Columbia.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(ggg).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Canadian Securities Laws” means, collectively as applied and interpreted, the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and policies adopted by the Canadian Commissions in Canada applicable to the Company.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

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“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Closing Warrants” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Code” shall have the meaning ascribed to such term in Section 3.1(rr).

“Combined Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Auditor” means Manning Elliott LLP, with offices located at 1050 West Pender Street, 11th Floor, Vancouver, British Columbia V6E 3S7 Canada.

“Company Counsel” means Lewis Brisbois Bisgaard & Smith LLP with offices located at 333 Bush Street, Suite 1100, San Francisco, California 94104 and Salley Bowes Harwardt Law Corporation with offices located at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia V6E 4E6.

“Controlling Person” shall have the meaning ascribed to such term in Section 6.1.

“Corporate Records” shall have the meaning ascribed to such term in Section 3.1(t).

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(a).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105.

“Entity” shall have the meaning ascribed to such term in Section 3.1(ccc).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(ww)(i).

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“Environmental Permits” shall have the meaning ascribed to such term in Section 3.1(ww)(ii).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(ggg).

“Financial Statements” shall have the meaning ascribed to such term in Section 3.1(p).

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(b).

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

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“Hazardous Substances” shall have the meaning ascribed to such term in Section 3.1(ww)(i).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors, in the form of Exhibit E attached hereto.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(r).

“Material Properties” shall have the meaning ascribed to such term in Section 3.1(mm)(i).

“Material Subsidiaries” shall have the meaning ascribed to such term in Section 3(s).

“Member” shall have the meaning ascribed to such term in Section 3.1(ccc).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(bbb).

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

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“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.2(d).

“Permits” shall have the meaning ascribed to such term in Section 3.1(mm)(iii).

“Person” shall have the meaning ascribed to such term in Section 3.1(z).

“PFIC” shall have the meaning ascribed to such term in Section 3.1(eee).

“Preliminary Prospectus” means, if any, any preliminary prospectus relating to the Public Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Project Rights” shall have the meaning ascribed to such term in Section 3.1(mm)(ii).

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means, if any, any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Securities” means, collectively, the Closing Securities and, if any, the Option Securities.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form F-3 (File No. 333- 226963) with respect to the Public Securities, each as amended as of the date hereof, including the Prospectus and Prospectus Supplement, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement.

“Regulation M” shall have the meaning ascribed to such term in Section 3.1(tt).

“Reports” shall have the meaning ascribed to such term in Section 3.1(mm)(vii).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” shall have the meaning ascribed to such term in Section 3.1(ccc).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(b).

“Securities” means the Closing Securities, the Option Securities and the Warrant Shares.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Shares” means, collectively, the Common Shares delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Time of Sale Prospectus” means the U.S. Prospectus together with the information and the free writing prospectuses, if any, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

“Title and Corporate Opinions” shall have the meaning ascribed to such term in Section 3.1(mm)(x).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Markets” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American and Toronto Stock Exchange or, if applicable, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, with offices located at 510 Burrard St, 3rd Floor, Vancouver British Columbia, V6C 3B9and any successor transfer agent of the Company.

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.20(b).

“Warrant Certificates” shall have the meaning ascribed to such term in Section 3.1(j).

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“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Share purchase warrants delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5)  years, in the form of Exhibit D attached hereto.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 6,239,867 Common Shares and 6,239,867 Warrants, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i) the number of Common Shares (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof; and

(ii) Warrants to purchase up to the number of Common Shares set forth opposite the name of such Underwriter on Schedule I hereof (the “Closing Warrants” and, collectively with the Closing Shares, the “Closing Securities”), which Warrants shall have an exercise price of $0.80, subject to adjustment as provided therein.

(b) The aggregate purchase price for the Closing Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The combined purchase price for one Share and a Warrant to purchase one Warrant Share shall be $0.6045 (the “Combined Purchase Price”) which shall be allocated as $0.5952 per Share (the “Share Purchase Price”) and $0.0093 per Warrant (the “Warrant Purchase Price”); and

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of EGS or such other location as the Company and Representative shall mutually agree. The Public Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus Supplement (the “Offering”).

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2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 935,979 Common Shares (the “Option Shares”) and Warrants to purchase up to 935,979 Common Shares (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”)[1] which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or Warrant Purchase Price, respectively.

(b) In connection with an exercise of the Over-Allotment Option, (i) the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (ii) the purchase price to be paid for the Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of EGS or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

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(ii) At the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least two Business Day prior to the Closing Date and, if any, each Option Closing Date;

(iii) The conditional acceptance of the Toronto Stock Exchange to the terms of the Offering;

(iv) At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, substantially in the form of Exhibit A attached hereto and as to the Closing Date and as to each Option Closing Date, if any, a bring-down opinion from Company Counsel in form and substance reasonably satisfactory to the Representative, including, without limitation, a negative assurance letter, addressed to the Underwriters and in form and substance satisfactory to the Representative;

(v) Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(vi) On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit B attached hereto;

(vii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit C attached hereto; and

(viii) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

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(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(v) by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi) the Closing Shares, the Option Shares and the Warrant Shares shall have been approved for listing on the Trading Markets; and

(vii) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Registration Statement. The Company was a “foreign private issuer” (as defined in Rule 405 under the Securities Act) when the Registration Statement was filed, and is eligible to use Form F-3 under the Securities Act to register the offering of the Public Securities under the Securities Act. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on September 5, 2018 (the “Effective Date”), for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form F-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the Prospectus Supplement will meet the requirements set forth in Rule 424(b). Any reference in this Agreement to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The Company will not, without the prior notice of the Representative, prepare, use or refer to, any free writing prospectus.

(b) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(d) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations. Each of the Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Securities.

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(e) Compliance with Canadian Laws and Regulations The Company is a reporting issuer in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland & Labrador, and to the knowledge of the Company is in good standing under Canadian Securities Laws, is not in default in any material respect of any requirement of Canadian Securities Laws and is not included in a list of defaulting reporting issuers maintained by the applicable securities regulators in Canada. In particular, without limiting the foregoing, to the knowledge of the Company, the Company is in compliance at the date hereof with its obligations to make timely disclosure of all material changes to its business. The Company will rely upon section 4 of BCI 72-503 for the available exemption from registration and prospectus requirements in Canada in connection with the Offering of the Public Securities. To its knowledge, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 - Underwriting Conflicts of the Canadian Securities Administrators) of any of the Underwriters.

(f) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Public Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreements, contracts, arrangements or understandings (written or oral) to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived, and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect (as defined below); nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company, except such violations that would not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

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(g) Reports and Documents, etc. There are no reports or information of the Company or, to the knowledge of the Company, of any third party, that in accordance with the requirements of the Canadian Securities Laws or U.S. Securities Laws must be made publicly available in connection with the offering of the Public Securities that have not been made publicly available as required. There are no documents of the Company or, to the knowledge of the Company, of any third party, required to be filed in Canada or with the Commission in the United States in connection with the Time of Sale Prospectus and the U.S. Prospectus that have not been filed as required pursuant to the Canadian Securities Laws or U.S. Securities Laws, as applicable. There are no agreements, contracts, arrangements or understandings (written or oral) or other documents of the Company or, to the knowledge of the Company, of any third party, required to be described in the Time of Sale Prospectus and the U.S. Prospectus which have not been described or filed as required pursuant to the Canadian Securities Laws or U.S. Securities Laws, as applicable.

(h) Offering Materials Furnished to Underwriters. The Company has delivered or will deliver on the First Closing Date to the Representative (or with respect to the registration statement on Form F-3 and each amendment thereto, the Time of Sale Prospectus, the U.S. Prospectus, as amended or supplemented, and any free writing prospectus, made available on EDGAR) one complete manually signed copy of the registration statement on Form F-3, each amendment thereto and each consent and certificate of experts filed as a part thereof, and conformed copies (to the extent such documents contain signatures) of the registration statement on Form F-3 and each amendment thereto, the Preliminary Prospectuses, the Time of Sale Prospectus and the U.S. Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representative, in such quantities and at such places as the Representative have reasonably requested for each of the Underwriters.

(i) Warrants. The Warrants will, as at the applicable closing, have been duly and validly created and the Warrant Shares have been authorized and allotted for issuance and upon the payment therefor and the issue thereof upon exercise of the Warrants in accordance with the terms thereunder, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares.

(j) Corporate Action. All necessary corporate action has been taken by the Company to authorize the issuance, sale and delivery of the Closing Shares, the Closing Warrants, the Warrant Shares, the Option Shares, the Option Warrants and the Option Warrant Shares, on the terms set forth in this Agreement, and each certificate representing the Warrants and the Option Warrants (the “Warrant Certificates”) will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and, except as limited by the application of equitable remedies, which may be granted in the discretion of a court of competent jurisdiction, and that enforcement of the rights to indemnity and contribution set out in this Agreement may be limited by Applicable Law.

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(k) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Public Securities, any offering material in connection with the offering and sale of the Public Securities other than the Preliminary Prospectuses, the Time of Sale Prospectus, the U.S. Prospectus, and any free writing prospectus reviewed and consented to by the Representative on behalf of the Underwriters, or the Registration Statement.

(l) Authorization; Enforceability. The Company has full corporate right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(m) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Material Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Material Subsidiary, which is material to the Company and the Material Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of the Material Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Material Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses.

(n) Independent Accountants. Manning Elliott LLP, who have delivered their report with respect to the audited Financial Statements (as defined below and which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectuses, the Time of Sale Prospectus and the U.S. Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are independent public, certified public or chartered professional accountants as required by the Securities Act, the Exchange Act and applicable Canadian Securities Laws. There has not been any “reportable event” (as that term is defined in National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators) with Manning Elliott LLP or any other prior auditor of the Company or any of its Material Subsidiaries. To the Company’s knowledge, after due and careful inquiry, Manning Elliott LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

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(o) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and (ii) the indemnification provisions of certain agreements may be limited by Applicable Law or public policy considerations in respect thereof, and except for any other potentially unenforceable term that, individually or in the aggregate, would not reasonably be expected to be material to the Company.

(p) Financial Information. The consolidated financial statements of the Company filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, together with the related notes and schedules (the “Financial Statements”), present fairly, in all material respects, the consolidated financial position of the Company and the Material Subsidiaries as of the dates indicated and the consolidated statements of comprehensive income, shareholders’ equity and cash flows of the Company for the periods specified. Such Financial Statements conform in all material respects with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), applied on a consistent basis during the periods involved. The other financial and statistical data with respect to the Company and the Material Subsidiaries contained or incorporated by reference in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses that are not included or incorporated by reference as required; the Company and the Material Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses and all disclosures contained or incorporated by reference therein; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses.

(q) Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, are based on or derived from sources that the Company reasonably believes are reliable and accurate.

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(r) Organization. The Company and each of its Material Subsidiaries are, and will be, duly organized, validly existing as a corporation and in good standing (where such concept is recognized) under the laws of their respective jurisdictions of organization. The Company and each of the Material Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and the Material Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(s) Subsidiaries. The subsidiaries of the Company listed in Schedule “A” (individually a “Material Subsidiary” and collectively, the “Material Subsidiaries”), include all of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, and with the exception that a portion of the share capital of each of the Company’s Mexican subsidiaries is held by a nominee for the benefit of the Company in order to comply with the laws of Mexico, the Company owns, directly or indirectly, all of the equity interests of the Material Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Material Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(t) Minute Books. Since January 1, 2017, all existing minute books of the Company and each of the Material Subsidiaries, including all existing records of all meetings and actions of the board of directors (including, the Audit, Compensation and Governance and Nominating Committees and other board committees) and securityholders of the Company (collectively, the “Corporate Records”) have been made available to the Underwriters and their counsel, and all such Corporate Records are complete in all material respects (except in respect of minutes for Board and Committee meetings since January 1, 2018 that are not yet available in draft form or otherwise, in which case agendas and handwritten notes of the business conducted at such meetings have been made available for review by the Underwriters). There are no transactions, agreements or other actions of the Company or any of the Material Subsidiaries that are required to be recorded in the Corporate Records that are not properly approved and/or recorded in the Corporate Records. All required filings have been made with the appropriate Governmental Authorities in the Province of British Columbia in a timely fashion under the Business Corporations Act (British Columbia), except for such filings where the failure to file would not have a Material Adverse Effect, either individually or in the aggregate.

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(u) No Violation or Default. Neither the Company nor any of the Material Subsidiaries is (i) in violation of its articles or similar organizational documents; (ii) except as are disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, in violation or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries is bound or to which any of the property or assets of the Company or any of the Material Subsidiaries are subject; or (iii) except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, in violation of any Applicable Law, except in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material agreements, contracts, arrangements or understandings (written or oral) to which it or any of the Material Subsidiaries is a party is in violation or default in any respect thereunder where such violation or default would have a Material Adverse Effect.

(v) Disclosure Controls. The Company and each of the Material Subsidiaries (other than Material Subsidiaries acquired not more than 365 days prior to the Evaluation Date, as defined below) maintain systems of internal accounting controls applicable under IFRS in applicable periods, or sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company’s Form 20-F, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of the Material Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 20-F, or if applicable on Form 10-K, is being prepared or during the period in which financial statements will be filed or furnished with the Commission on Form 6-K. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 20-F, for the fiscal year most ended December 31, 2017 (such date, the “Evaluation Date”). Since the Evaluation Date, the Company has taken steps to minimize the material weaknesses noted in the Form 20-Finternal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls, except that the Company has limited the scope of its disclosure controls and procedures and internal control over financial reporting for its quarter ended June 30, 2018 to exclude controls, policies and procedures of a business that the Company acquired not more than 365 days before the last day of the period covered by the interim filing.

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(w) Capitalization. The issued and outstanding common shares of the Company have been validly issued, are fully paid and non-assessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding Common Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Shares outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses. The description of the securities of the Company in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any Common Shares or other securities.

(x) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered or qualified for sale under the Registration Statement or included in the offering contemplated by this Agreement who have not waived such rights in writing (including electronically) prior to the execution of this Agreement.

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(y) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Public Securities, except for (i) the qualification of the Public Securities for distribution in the United States and in Canada by the filing with the British Columbia Securities Commission of the documents referred to in section 4 of BC 72-503; (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable U.S. federal and state securities laws or by the bylaws and rules of FINRA or the Commission in connection with the sale of the Public Securities by the Underwriters; and (iii) the conditional acceptance of the Toronto Stock Exchange to the terms of the Offering.

(z) No Preferential Rights. Except as set forth in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, (i) and except pursuant to options to purchase Common Shares pursuant to outstanding options, restricted stock units, warrants or convertible debentures, no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or other securities of the Company, (ii) the Company has not granted to any Person any preemptive rights, resale rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Public Securities, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act or qualify for distribution under Canadian Securities Laws any Common Shares or other securities of the Company, or to include any such Common Shares or other securities in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, whether as a result of the filing or effectiveness of the Registration Statement, the Prospectuses (or documents incorporated by reference therein) or the sale of the Public Securities as contemplated thereby or otherwise.

(aa) Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and no forward-looking information within the meaning of Section 1(1) of the Ontario Securities Act) contained or incorporated by reference in the Registration Statement, the Prospectuses or the Time of Sale Prospectuses has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bb) Certificates. The form of certificates representing the Public Securities, to the extent that physical certificates are issued for such securities, will be in due and proper form and conform to the requirements of the Business Corporations Act (British Columbia), the articles of incorporation of the Company and applicable requirements of Trading Markets or will have been otherwise approved by the Trading Markets, if required.

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(cc) Transfer Agent. Computershare Investor Services Inc. has been duly appointed as registrar and transfer agent for the Common Shares.

(dd) No Litigation. There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of the Material Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Material Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act or Canadian Securities Laws to be described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses that are not so described; and (ii) there are no agreements, contracts, arrangements or understandings (written or oral) or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(ee) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Material Subsidiaries exists or, to the knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect.

(ff) Local Disputes. Except as set forth in the Registration Statement and the Prospectuses, no dispute between the Company and any local, native or indigenous group exists, or to the Company’s knowledge, is threatened or imminent with respect to any of the Company’s properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(gg) Proposed Acquisition. Except as described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, there are no material agreements, contracts, arrangements or understandings (written or oral) with any persons relating to the acquisition or proposed acquisition by the Company or its Material Subsidiaries of any material interest in any business (or part of a business) or corporation, nor are there any other specific contracts or agreements (written or oral) in respect of any such matters in contemplation.

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(hh) Intellectual Property Rights. Except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, the Company and the Material Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses (a) there are no rights of third parties to any such Intellectual Property owned by the Company and the Material Subsidiaries; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and the Material Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and the Material Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, as being owned by or licensed to the Company; and (g) the Company and the Material Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Material Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (a)-(g) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect.

(ii) Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 20-F was filed with the Commission, the Company met the then applicable requirements for the use of Form F-3 under the Securities Act.

(jj) No Material Defaults. Neither the Company nor any of the Material Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 20-F, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

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(kk) Certain Market Activities. Neither the Company, nor any of the Material Subsidiaries, nor to the knowledge of the Company any of their respective directors or officers has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act, Canadian Securities Laws or otherwise, the stabilization, maintenance or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

(ll) Title to Real and Personal Property. Except as set forth in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, the Company and the Material Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses as being owned by them that are material to the businesses of the Company or such Material Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of the Material Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses as being leased by the Company and any of the Material Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of the Material Subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect. Each of the properties of the Company and the Material Subsidiaries complies with all applicable codes and Applicable Laws (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses or except for such failures to comply that would not, individually or in the aggregate, interfere in any material respect with the use made and proposed to be made of such property by the Company and the Material Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or the Material Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and the Material Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not interfere in any material respect with the use made and proposed to be made of such property by the Company and the Material Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

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(mm) Mining Rights.

(i) The Avino mine, San Gonzalo mine and Bralorne Gold mine, each as described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses (collectively, the “Material Properties”) are the only resource properties currently material to the Company in which the Company or the Material Subsidiaries have an interest; the Company or through the Material Subsidiaries, hold either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies and minerals located on the Material Properties in which the Company (through the applicable Material Subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable Material Subsidiary) to explore for and exploit the minerals relating thereto; all leases or claims and permits relating to the Material Properties in which the Company (through the applicable Material Subsidiary) has an interest or right have been validly located and recorded in accordance with all Applicable Laws and are valid and subsisting; except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, the Company (through the applicable Material Subsidiary) has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property in which the Company (through the applicable Material Subsidiary) has an interest granting the Company (through the applicable Material Subsidiary) the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable Material Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Material Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the agreements, contracts, arrangements or understandings and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company or the applicable Material Subsidiary; except as disclosed in the Prospectuses, the Company and the Material Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee or similar payment to any person with respect to the property rights thereof, except where such fee or payment would not have a Material Adverse Effect, either individually or in the aggregate;

(ii) the Company or the applicable Material Subsidiary holds direct interests in the Material Properties, as described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses (the “Project Rights”), under valid, subsisting and enforceable agreements or instruments, and all such agreements and instruments in connection with the Project Rights are valid and subsisting and enforceable in accordance with their terms;

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(iii) the Company and the Material Subsidiaries have identified all the material permits, certificates, and approvals (collectively, the “Permits”) which are or will be required for the exploration, development and eventual or actual operation of the Material Properties, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals; and, except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Company or the applicable Material Subsidiaries; and, except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, neither the Company nor the applicable Material Subsidiaries know of any issue or reason why the Permits should not be approved and obtained in the ordinary course;

(iv) all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company and the applicable Material Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, the Company and the applicable Material Subsidiary have complied in all material respects with all Applicable Laws in this regard as well as with regard to legal and contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable Material Subsidiary intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect; all such mining claims and mining rights are in good standing in all respects as of the date of this Agreement;

(v) except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, all mining operations on the properties of the Company and the Material Subsidiaries (including, without limitation, the Material Properties) have been conducted in all respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with;

(vi) except as disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or the Material Subsidiaries except for ongoing assessments conducted by or on behalf of the Company and the Material Subsidiaries in the ordinary course;

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(vii) the Company made available to the respective authors thereof prior to the issuance of all of the applicable technical reports filed by the Company on SEDAR relating to the Material Properties (the “Reports”), for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any material misrepresentation as at the relevant time the relevant information was made available;

(viii) the Reports complied in all material respects with the requirements of NI 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) as at the date of each such Report;

(ix) the Company is in compliance, in all material respects, with the provisions of NI 43-101 and has filed all technical reports required thereby and, at the time of filing, all such reports complied, in all material respects, with the requirements of NI 43-101; except as noted in the Prospectuses, all scientific and technical information disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses: (i) is based upon information prepared, reviewed and/or verified by or under the supervision of a “qualified person” (as such term is defined in NI 43-101), (ii) has been prepared and disclosed in accordance with Canadian industry standards set forth in NI 43- 101, and (iii) was true, complete and accurate in all material respects at the time of filing; and

(x) the title reports and corporate opinions with respect to the Material Properties listed on Schedule B attached hereto (the “Title and Corporate Opinions”), copies of which have been provided to the Representative, are to the knowledge of the Company, correct and complete in all respects with respect to all material operations on the Material Properties on the date hereof, except as in respect of matters or concessions which are not material.

(nn) Taxes. The Company and each of the Material Subsidiaries have filed all federal, state, provincial, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, no tax deficiency has been determined adversely to the Company or any of the Material Subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(oo) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Public Securities.

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(pp) Investment Company Act. Neither the Company nor any of the Material Subsidiaries is or, after giving effect to the offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(qq) ERISA. The Company does not have a material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(rr) Company is not a “Controlled Foreign Corporation”. As of the date hereof, the Company is not a “controlled foreign corporation,” as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), and does not expect to become a controlled foreign corporation in the foreseeable future.

(ss) Insurance. The Company and each of the Material Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of the Material Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

(tt) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, nor will the Company take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares, as applicable, or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Public Securities, as applicable, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(uu) Working Capital. To the Company’s knowledge and taking into account the available working capital and the net proceeds receivable by the Company following the sale of the Public Securities, the Company has sufficient working capital for its present requirements that is for a period of at least 12 months from the date of the Prospectus.

(vv) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5110, 5121 or 5190 is true, complete and correct in all material aspects.

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(ww) Environmental Laws. Except as set forth in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses:

(i) each of the Company and the Material Subsidiaries is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, bylaws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance, including any uranium or derivatives thereof (the “Hazardous Substances”), except where such non-compliance would not have a Material Adverse Effect, either individually or in the aggregate;

(ii) each of the Company and the Material Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the businesses carried on or proposed to be commenced by the Company and the Material Subsidiaries and each Environmental Permit is valid, subsisting and in good standing and to the knowledge of the Company neither the Company nor the Material Subsidiaries is in default or breach of any Environmental Permit which would have a Material Adverse Effect, and no proceeding is pending or, to the knowledge of the Company or the Material Subsidiaries, threatened, to revoke or limit any Environmental Permit;

(iii) neither the Company nor the Material Subsidiaries has used, except in compliance with all Environmental Laws and Environmental Permits, and other than as may be incidental to mineral resource exploration, development, mining, recovery, processing or milling, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance; and

(iv) neither the Company nor the Material Subsidiaries (including, if applicable, any predecessor companies) has received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law that would have a Material Adverse Effect, and neither the Company nor the Material Subsidiaries (including, if applicable, any predecessor companies) has settled any allegation of non-compliance that would have a Material Adverse Effect short of prosecution. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or the Material Subsidiaries, nor has the Company or the Material Subsidiaries received notice of any of the same; and (v) neither the Company nor the Material Subsidiaries has received any notice wherein it is alleged or stated that the Company or the Material Subsidiaries is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws. Neither the Company nor the Material Subsidiaries has received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites.

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(xx) Finder’s Fee’s. Neither the Company nor any of the Material Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(yy) Broker/Dealer Relationships. Neither the Company nor any of the Material Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(zz) Dividend Restrictions. Except as may be restricted by Applicable Law, no Material Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Material Subsidiaries’ equity securities or from repaying to the Company or any other Material Subsidiaries any amounts that may from time to time become due under any loans or advances to such Material Subsidiaries from the Company or from transferring any property or assets to the Company or to any other Material Subsidiaries.

(aaa) No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Material Subsidiaries, nor to the Company’s knowledge, any of their respective directors or officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of Applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, provincial, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any Applicable Law or of the character required to be disclosed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Material Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or, to the Company’s knowledge, any Material Subsidiary, on the other hand, that is required by the Securities Act or Canadian Securities Laws to be described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Material Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or, to the Company’s knowledge, any Material Subsidiary, on the other hand, that is required by the rules of FINRA (or Canadian equivalent thereof) to be described in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses that is not so described; (iv) except as described in the Prospectuses, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Material Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Shares or to make any payment of funds to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Material Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Material Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Material Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Material Subsidiary nor, to the Company’s knowledge, any director, officer, employee or agent of the Company or any Material Subsidiary has made any payment of funds of the Company or any Material Subsidiary or received or retained any funds in violation of any Applicable Law (including, without limitation, the Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada)).

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(bbb) Operations. The operations of the Company and the Material Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada) and applicable rules and regulations thereunder, and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of the Material Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ccc) Sanctions. (i) The Company represents that, neither the Company nor any of the Material Subsidiaries (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is a government, individual, or entity (in this paragraph (bbb), “Member”) that is, or is owned or controlled by a Member that is:

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada) or other relevant sanctions authority or Applicable Law (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Russia, Sudan, Syria, Ukraine and Zimbabwe).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Member:

to fund or facilitate any activities or business of or with any Member or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

in any other manner that will result in a violation of Sanctions by any Member (including any Member participating in the offering, whether as underwriter, advisor, investor or otherwise).

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(iii) The Company represents and covenants that, except as detailed in the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Member, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ddd) Certification of Disclosure. There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act, National Instrument 52-109 (Certification of Disclosure in Issuers’ Annual and Interim Filings) (“NI 52-109”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) and each certifying officer of the Company (or each former certifying officer of the Company and each former certifying officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission and as required to be made and filed by NI 52-109. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and “certifying officer” shall have the meanings given to such term in NI 52-109.

(eee) Passive Foreign Investment Company. The Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Code, during the prior tax year ended on December 31, 2017, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for the current tax year and expects that it will not be a PFIC for the foreseeable future.

(fff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

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(ggg) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hhh) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering as well as in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(iii) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Markets. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Markets. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Markets.

In this Agreement, a reference to “knowledge” of the Company means the knowledge of the President & Chief Executive Officer, David Wolfin, the Chief Financial Officer, Malcolm Davidson, Carlos Rodriguez, Chief Operating Officer, Dorothy Chin, Secretary, and Jasman Yee, a director and qualified person for the Avino Mine, in each case, after reasonable inquiry within the scope of such person’s duties.

Any certificate signed by any officer on behalf of the Company or any of the Material Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Public Securities shall be deemed to be a representation and warranty by the Company or Material Subsidiaries, as the case may be, as to matters covered thereby, to each Underwriter.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Delivery of Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Public Securities other than the Prospectus, the Prospectus Supplement, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Final Prospectus Supplement. The Company will file the Prospectus Supplement (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of two years from the Execution Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Shares under the Exchange Act. The Company will not deregister the Common Shares under the Exchange Act without the prior written consent of the Representative.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

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4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Execution Date and the date on which the Warrants are no longer outstanding, and will notify the Underwriters and holders of the Warrants immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company, at its expense, shall cause its regularly engaged independent registered public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

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4.6 Expenses of the Offering.

(a) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Closing Shares, Option Shares and Warrant Shares on the Trading Markets and such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating to the registration or qualification of such Public Securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of Blue Sky counsel); (d) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (e) the costs and expenses of the Company’s public relations firm; (f) the costs of preparing, printing and delivering the Public Securities; (g) fees and expenses of the Transfer Agent for the Public Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) the Underwriters’ reasonable costs of mailing prospectuses to prospective investors; (l) the costs associated with advertising the Offering in the national editions of the Wall Street Journal and New York Times after the Closing Date; (n) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (o) reasonable costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Underwriters may reasonably request; (p) the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; and (q) Underwriters’ actual “road show” expenses for the Offering. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

(b) Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.6(b), on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to $175,000 from the sale of the Public Securities by deduction from the proceeds of the Offering contemplated herein.

4.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus Supplement.

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4.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

4.10 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11 Accountants. The Company shall continue to retain an independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.12 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an Underwriter.

4.13 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

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4.14 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.15 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Markets and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.16 Securities Laws Disclosure; Publicity. At the request of the Representative, by 8:00 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.17 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Public Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Public Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Public Securities.

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4.18 Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option and Warrant Shares pursuant to any exercise of the Warrants.

4.19 Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the Trading Markets on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Closing Shares, Option Shares and Warrant Shares on such Trading Markets and promptly secure the listing of all of the Closing Shares, Option Shares and Warrant Shares on such Trading Markets. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Markets, it will then include in such application all of the Closing Shares, Option Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Closing Shares, Option Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Markets. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.20 Subsequent Equity Sales.

(a) From the date hereof until the 90th day following the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Shares Equivalents.

(b) From the date hereof until no Warrants are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, following the 90th day after the Closing Date, any sales made pursuant to the sales agreement between the Company and Cantor Fitzgerald & Co., dated as of August 4, 2017, as amended on or prior to the date hereof, shall not be deemed a Variable Rate Transaction.

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(c) Notwithstanding the foregoing, this Section 4.20 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.21 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the prior written approval of, the Company in connection with the marketing of the offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

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6.2 Procedure. If any action is brought against an Underwriter or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter, or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

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6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

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ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Public Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Sections 7.1(a)(ii) or 7.1.(a)(vii), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of Representatives U.S. and Canadian legal counsels of $175,000.

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Public Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AVINO SILVER & GOLD MINES LTD.

By:	/s/ David Wolfin
Name:	David Wolfin
Title:	President and Chief Executive Officer

Address for Notice:

Avino Silver & Gold Mines Ltd.

Suite 900, 570 Granville Street

Vancouver, BC V6C 3P1

Attention: David Wolfin

Facsimile: (604) 682-3600

and with a copy to:

Lewis Brisbois Bisgaard & Smith LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

Attention: Daniel B. Eng

Facsimile: (415) 434-0882

and:

Salley Bowes Harwardt Law Corp.

1750-1185 West Georgia Street

Vancouver, BC V6E 4E6

Attention: Paul Bowes

Facsimile: (604) 688-0778

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Accepted on the date first above written.

H.C. WAINWRIGHT & CO., LLC

As the Representative of the several

Underwriters listed on Schedule I

By: H.C. Wainwright & Co., LLC

By: /s/ Mark W. Viklund

Name: Mark W. Viklund

Title: Chief Executive Officer

Address for Notice:

430 Park Avenue

New York, New York 10022

Attention: Mark W. Viklund

Email: mviklund@hcwco.com

Copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Robert Charron

Facsimile: (212) 401-4741

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SCHEDULE I

SCHEDULE OF UNDERWRITERS

	Closing Shares	Closing Warrants	Closing Purchase Price
H.C Wainwright & Co., LLC	5,303,887	5,303,887	$3,206,199.69
ROTH Capital Partners, LLC	935,980	935,980	$565,799.91

Total	6,239,867	6,239,867	$3,771,999.60

SCHEDULE A

__________________________

Material Subsidiaries

__________________________

Oniva Silver and Gold Mines S.A. de C.V.	Mexico	100%
Promotora Avino, S.A. de C.V.	Mexico	79.09%
Compañía Minera Mexicana de Avino, S.A. de C.V.	Mexico	98.45% direct 1.22% indirect (Promotora) 99.67% effective
Bralorne Gold Mines Ltd.	British Columbia	100%

SCHEDULE B

Title reports and corporate opinions with respect to the Material Properties

1.	Avino Mineral Properties title opinion letter dated February 1, 2018 issued by Bufete Gonzalez Olguin, S.C.

2.	Updated Title Opinion on the Bralorne Mine properties dated April 27, 2018 (the “Title Opinion Letter”) issued by Salley Bowes Harwardt Law Corp